EXHIBIT 23.3








                              Accountants' Consent




                  The Board of Directors
                  Eonnet Technologies, Inc.
                  Largo, Florida

                  We consent to the use of our report dated March 9, 2001 relating to the balance sheet as of December 31, 2000 and 1999 and the related statement of operations, stockholders' equity and cash flows for the years then ended of Eonnet Technologies, Inc. in Form SB-2 of Eonnet Media, Inc. and the reference to our firm under the heading "experts" in the prospectus.





                  BRIMMER, BUREK & KEELAN LLP
                  Tampa, Florida
                  January 4, 2002